United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   December 17, 2013

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01      Regulation FD Disclosure.

James Pulsipher, a director of PrimeSource Mortgage, Inc. (“PSMI”), a subsidiary of PSM Holdings, Inc. (the “Company”), informed management of the Company on December 17, 2013, that he intends to leave PSMI and, together with the Grand Junction branch managers and employees, to accept employment with another firm to engage in the mortgage brokerage and banking business in the Grand Junction, Colorado, area. Management is in discussions with Mr. Pulsipher to negotiate the terms of the separation and is evaluating the continuation of operations at this branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: December 19, 2013	By:	/s/ Kevin Gadawski
Kevin Gadawski, Chief Financial Officer

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